UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026

Generac Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34627	20-5654756
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

S45 W29290 Hwy 59
Waukesha, Wisconsin	53189
(Address of principal executive offices)	(Zip Code)

(262) 544-4811
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GNRC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2026 annual meeting of stockholders of Generac Holdings Inc. (the “Company”), the Company’s stockholders (1) elected each of the Company’s director nominees listed below for a three-year term; (2) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026; and (3) approved on an advisory, non-binding basis, the compensation of the Company’s executive officers:

Proposal No.1 — Election of Directors

Name	For	Against	Abstain	Broker Non-Votes
Marcia J. Avedon	42,473,392	3,741,410	69,775	5,404,286
Bennett J. Morgan	38,517,771	7,728,519	38,287	5,404,286
Dominick P. Zarcone	43,058,885	3,186,823	38,869	5,404,286

Proposal No.2 — Ratification of the Appointment of Deloitte & Touche, LLP

For	Against	Abstain	Broker Non-Votes
50,925,956	723,483	39,424	0

Proposal No.3 — Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
43,841,064	2,373,481	70,032	5,404,286

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 12, 2026	GENERAC HOLDINGS INC.

	By:	/s/ Raj Kanuru
Raj Kanuru
EVP, General Counsel & Secretary

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